EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@steadfastcmg.com
STEADFAST APARTMENT REIT III, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED JUNE 30, 2017
Irvine, Calif., August 10, 2017 — Steadfast Apartment REIT III, Inc. (the “Company”) announced today its operating results for the three and six months ended June 30, 2017.
For the three and six months ended June 30, 2017, the Company had total revenues of $3.6 million and $6.7 million compared to $0.1 million for the three and six months ended June 30, 2016. Net loss was $2.6 million and $5.0 million compared to $0.8 million and $0.9 million over the same periods. Total assets of the Company grew from $117.4 million at December 31, 2016, to $211.1 million at June 30, 2017.
Highlights:
The Company:

•
Increased modified funds from operations (“MFFO”), as defined by the Investment Program Association, to $173,684 and $451,568 for the three and six months ended June 30, 2017, from negative $348,847 and negative $424,743 for the three and six months ended June 30, 2016. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Increased funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, to negative $92,319 and negative $53,763 for the three and six months ended June 30, 2017, from negative $723,734 and negative $799,630 for the three and six months ended June 30, 2016. (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)

•
Increased net operating income (“NOI”) to $2.0 million and $3.8 million for the three and six months ended June 30, 2017, from $72,903 for the three and six months ended June 30, 2016. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•	Acquired one multifamily property with a total of 300 apartment homes for an aggregate purchase price of $45.2 million, inclusive of closing costs, during the three months ended June 30, 2017.

•	Increased its multifamily property portfolio as of June 30, 2017, to five properties with 1,212 apartment homes and an aggregate purchase price of $177.9 million.

•	Had $123.8 million of variable rate debt with a weighted average interest rate of 3.60% as of June 30, 2017, which represented the Company's total outstanding debt as of June 30, 2017.

•
Reported net cash used in operating activities of $10,676 for the six months ended June 30, 2017, compared to $65,232 for the six months ended June 30, 2016. Net cash used in investing activities was $80.8 million for the six months ended June 30, 2017, compared to $7.7 million for the six months ended June 30, 2016.

•
Reported net cash provided by financing activities of $97.7 million and $11.3 million for the six months ended June 30, 2017 and 2016, respectively, which included $1.1 million and $2,395 of distributions paid, net of $1.0 million and $3,511 in non-cash distributions paid pursuant to the Company's distribution reinvestment plan, respectively.

•
Raised $96.0 million in public offering proceeds net of offering costs from the sale of 2.3 million shares of Class A common stock, 0.2 million shares of Class R common stock and 2.1 million shares of Class T common stock in its public offering through June 30, 2017, including shares issued pursuant to the distribution reinvestment plan.

"The 'GenerationALL' theme for Steadfast Apartment REIT III was also the basis for a recent Multifamily Executive article that stated that apartment living is boosted by demand from a wide demographic trend: working America, millennials entering the job market and downsizing baby boomers. The demand is for apartments that are typically 15 to 25 years-old and are located in desirable buildings in well-established middle income neighborhoods," said Ella Neyland, president of the Company. "This is exactly the trend that Steadfast identified many years ago and is the basis for our investment strategy."

About Steadfast Apartment REIT III
Steadfast Apartment REIT III intends to be a real estate investment trust and was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality multifamily and senior-living apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT III is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
###
FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT III, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$21,671,651	$12,019,503
Building and improvements	153,833,422	85,653,391
Tenant origination and absorption costs	1,789,212	1,899,841
Total real estate, cost	177,294,285	99,572,735
Less accumulated depreciation and amortization	(3,641,658)	(625,232)
Total real estate, net	173,652,627	98,947,503
Cash and cash equivalents	33,257,061	16,389,888
Restricted cash	1,712,706	752,311
Rents and other receivables	335,722	127,933
Other assets	2,179,178	1,230,766
Total assets	$211,137,294	$117,448,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$2,938,682	$991,685
Mortgage notes payable, net	123,758,480	72,016,933
Distributions payable	497,127	241,258
Due to affiliates	3,003,749	3,991,733
Total liabilities	130,198,038	77,241,609
Commitments and contingencies
Redeemable common stock	1,257,283	292,818
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.01 par value per share; 480,000,000 shares authorized, 2,284,355 and 1,247,420 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	22,844	12,474
Class R common stock, $0.01 par value per share; 240,000,000 shares authorized, 212,578 and 99,043 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	2,126	990
Class T common stock, $0.01 par value per share; 480,000,000 shares authorized, 2,077,398 and 889,434 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	20,774	8,894
Additional paid-in capital	92,662,336	45,632,928
Cumulative distributions and net losses	(13,026,107)	(5,741,312)
Total stockholders’ equity	79,681,973	39,913,974
Total liabilities and stockholders’ equity	$211,137,294	$117,448,401

STEADFAST APARTMENT REIT III, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$3,243,715	$136,545	$6,040,431	$136,545
Tenant reimbursements and other	358,092	8,201	677,091	8,201
Total revenues	3,601,807	144,746	6,717,522	144,746
Expenses:
Operating, maintenance and management	908,380	43,809	1,613,585	43,809
Real estate taxes and insurance	557,570	20,348	1,039,025	20,348
Fees to affiliates	372,359	188,679	656,511	188,679
Depreciation and amortization	2,555,319	75,314	4,916,266	75,314
Interest expense	1,145,526	29,674	2,124,012	29,674
General and administrative expenses	710,291	395,516	1,338,152	471,412
Acquisition costs	—	190,454	—	190,454
Total expenses	6,249,445	943,794	11,687,551	1,019,690
Net loss	(2,647,638)	(799,048)	(4,970,029)	(874,944)
Net loss attributable to noncontrolling interest	—	(99)	—	(100)
Net loss attributable to common stockholders	$(2,647,638)	$(798,949)	$(4,970,029)	$(874,844)

Net loss attributable to Class A common stockholders — basic and diluted	$(1,369,535)	$(783,830)	$(2,607,449)	$(859,967)
Net loss per Class A common share — basic and diluted	$(0.64)	$(11.25)	$(1.41)	$(22.15)
Weighted average number of Class A common shares outstanding — basic and diluted	2,051,047	69,655	1,772,569	38,832
Distributions declared per Class A common share	$0.374	$0.176	$0.744	$0.176

Net loss attributable to Class R common stockholders — basic and diluted	$(116,698)	$—	$(223,476)	$—
Net loss per Class R common share — basic and diluted	$(0.65)	$—	$(1.43)	$—
Weighted average number of Class R common shares outstanding — basic and diluted	174,769	—	151,921	—
Distributions declared per Class R common share	$0.357	$—	$0.710	$—

Net loss attributable to Class T common stockholders— basic and diluted	$(1,161,405)	$(15,119)	$(2,139,104)	$(14,877)
Net loss per Class T common share — basic and diluted	$(0.71)	$(11.24)	$(1.55)	$(22.05)
Weighted average number of Class T common shares outstanding — basic and diluted	1,739,346	1,344	1,454,183	672
Distributions declared per Class T common share	$0.307	$0.145	$0.611	$0.145

Steadfast Apartment REIT III, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three and Six Months Ended June 30, 2017 and 2016
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations ("MFFO") as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, the board of directors does not anticipate evaluating a liquidity event (i.e., a listing of the Company's common stock on a national exchange, a merger or sale of the Company or another similar transaction) until five years after the completion of its offering stage. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association ("IPA"), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Currently under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business (“ASU 2017-01”), acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company has elected to early adopt ASU 2017-01 resulting in a substantial part of its acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. However, these expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from the Company's initial public offering are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO has limitations as a performance measure in an offering such as the Company's where the price of a share of common stock is a stated value and there is no regular net asset value determinations during the early stage of the offering. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.
The Company's calculation of FFO and MFFO is presented in the following table for the three and six months ended June 30, 2017 and 2016 (amounts unaudited):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of net loss to MFFO:
Net loss	$(2,647,638)	$(799,048)	$(4,970,029)	$(874,944)
Depreciation of real estate assets	1,248,649	27,883	2,280,237	27,883
Amortization of lease-related costs	1,306,670	47,431	2,636,029	47,431
FFO	(92,319)	(723,734)	(53,763)	(799,630)
Acquisition fees and expenses(1)(2)	73,333	366,118	90,967	366,118
Unrealized loss on derivative instruments	192,670	8,769	414,364	8,769
MFFO	$173,684	$(348,847)	$451,568	$(424,743)
________________

(1)
By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Acquisition fees and expenses under GAAP are currently considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company has elected to early adopt ASU 2017-01 resulting in a substantial part of our acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but are captured as depreciation in calculating FFO. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from the Company's initial public offering are not available to fund the reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition expenses for the three and six months ended June 30, 2017 of $73,333 and $90,967, respectively, did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. There were no acquisition fees for the three and six months ended June 30, 2017, that did not meet the criteria for capitalization under ASU 2017-01. Acquisition fees and expenses for the three and six months ended June 30, 2016, include acquisition fees of $175,664 and acquisition expenses of $190,454, all of which did not meet the criteria for capitalization under ASU 2017-01, and are recorded in fees to affiliates and acquisition costs, respectively, in the accompanying consolidated statements of operations.

Steadfast Apartment REIT III, Inc.
Non-GAAP Measures - Net Operating Income
For the Three and Six Months Ended June 30, 2017 and 2016
Net Operating Income ("NOI"), is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the Company. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net (loss) income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three and six months ended June 30, 2017 and 2016 (amounts unaudited):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(2,647,638)	$(799,048)	$(4,970,029)	$(874,944)
Fees to affiliates(1)	204,660	180,993	378,639	180,993
Depreciation and amortization	2,555,319	75,314	4,916,266	75,314
Interest expense	1,145,526	29,674	2,124,012	29,674
General and administrative expenses	710,291	395,516	1,338,152	471,412
Acquisition costs(2)	—	190,454	—	190,454
Net operating income	$1,968,158	$72,903	$3,787,040	$72,903
________________

(1)
Fees to affiliates for the three and six months ended June 30, 2017, exclude property management fees of $134,292 and $221,192 and other fees of $33,407 and $56,680, respectively, that are included in NOI. Fees to affiliates for the three and six months ended June 30, 2016, exclude property management fees of $3,871 and other fees of $3,815 that are included in NOI.

(2)
There were no acquisition costs for the three and six months ended June 30, 2017, that did not meet the criteria for capitalization under ASU 2017-01. Acquisition costs for the three and six months ended June 30, 2016, which include acquisition expenses of $190,454, did not meet the criteria for capitalization under ASU 2017-01, and are recorded in acquisition costs in the accompanying consolidated statements of operations.

EXHIBIT A

Monthly Portfolio Snapshot	APRIL 2017

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	1	135	130	95.6%	100.0%
Bristol Village Apartments	Aurora, CO	240	1	239	227	94.6%	98.1%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	229	89.5%	91.4%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	–	280	267	95.4%	100.0%
Total		912	3	909	853	93.5%	97.2%

Monthly Portfolio Snapshot	MAY 2017

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	1	135	129	94.9%	98.9%
Bristol Village Apartments	Aurora, CO	240	1	239	231	96.3%	98.9%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	222	86.7%	89.3%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	–	280	265	94.6%	99.7%
Pointe at Vista Ridge Apartments	Lewisville, TX	300	1	299	280	93.3%	95.3%
Total		1,212	4	1,208	1,127	93.0%	96.3%

Monthly Portfolio Snapshot	JUNE 2017

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	1	135	129	94.9%	99.6%
Bristol Village Apartments	Aurora, CO	240	1	239	229	95.4%	97.3%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	221	86.3%	90.5%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	–	280	267	95.4%	99.9%
Pointe at Vista Ridge Apartments	Lewisville, TX	300	1	299	279	93.0%	96.1%
Total		1,212	4	1,208	1,125	92.8%	96.5%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).